EXHIBIT 23.1


DAVIDSON & COMPANY     Chartered Accountants       A Partnership of Incorporated
                                                          Professionals








                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS



We hereby consent to the incorporation by reference to the Registration Statement on Form S-8 (Registration Number 333-40088) of our report dated March 15, 2002 on our audits of the consolidated financial statements of Pawnbroker.com, Inc. of December 31, 2001 and 2000 and March 31, 2000, which report is included in the Annual Report on Form 10-K of Pawnbroker.com, Inc. for the year ended December 31, 2001.



                                                          "DAVIDSON & COMPANY"


Vancouver, Canada                                         Chartered Accountants

April 5, 2002

                          A Member of SC INTERNATIONAL

          1200 - 609 Granville Street, P.O. Box 10372, Pacific Centre,
                         Vancouver, BC, Canada, V7Y 1G6
                   Telephone (604) 687-0947 Fax (604) 687-6172